March 6, 1998

Unites States Securities
   and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

        Re: Pallet Management Systems, Inc. ("Company") File No.  333-46245

Gentlemen:

       Reference is made to Amendment No.1 to the registration statement ("Registration Statement") on Form SB-2, filed the date hereof with the
 Securities and Exchange Commission by the Company.

       We hereby consent to the reference to our firm under the caption "Legal Matters" in the prospectus forming a part of such Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.



                                                     Very truly yours,



                             McLAUGHLIN & STERN, LLP